UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2019

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange
Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange
Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Unsecured Credit Facility

On October 18, 2019, QualityTech, LP (the "Operating Partnership"), the operating partnership of QTS Realty Trust, Inc. (the "Company"), entered into an unsecured Seventh Amended and Restated Credit Agreement (the "Amended and Restated Agreement") with KeyBank National Association, as agent, the lenders party thereto, KeyBanc Capital Markets, Inc., BofA Securities, Inc., Regions Capital Markets and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners with respect to the Revolving Credit Loans, Term Loans A and Term Loans B, KeyBanc Capital Markets, Inc., Regions Capital Markets, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC as joint lead arrangers and joint bookrunners with respect to the Term Loans C, and Bank of America, N.A., Regions Bank and TD Securities (USA) LLC, as co-syndication agents, and SunTrust Bank, as co-syndication agent with respect to Term Loans C. The Amended and Restated Agreement amended and restated the Sixth Amended and Restated Credit Agreement dated as of November 30, 2018 by and among the Operating Partnership, KeyBank National Association, as agent, the lenders party thereto, KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Regions Capital Markets and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, and Bank of America, N.A., Regions Bank and TD Securities (USA) LLC, as co-syndication agents. The Amended and Restated Agreement is guaranteed by substantially all of the Operating Partnership's subsidiaries.

The Amended and Restated Agreement provides for a term loan of $225 million, maturing on December 17, 2024 ("Term Loan A"), a term loan of $225 million, maturing on April 27, 2025 ("Term Loan B"), an additional term loan of $250 million, maturing on October 18, 2026 ("Term Loan C"), and a revolving credit facility of $1 billion, including a foreign currency commitment of up to $300 million, maturing on December 17, 2023, with the option to extend until December 17, 2024, subject to satisfaction of certain conditions (collectively, the "Unsecured Credit Facility"). The Unsecured Credit Facility may be increased to up to $2.20 billion, subject to certain conditions, including the consent of the agent and obtaining necessary commitments. The lenders under the Unsecured Credit Facility may issue up to $50 million in letters of credit subject to the satisfaction of certain conditions. As of October 18, 2019, the term loans were fully funded and $276.8 million was outstanding under the revolving credit facility.

The availability under the revolving credit facility is the lesser of (i) $1 billion, (ii) 60% of the unencumbered asset pool capitalized value (or 65% of the unencumbered asset pool capitalized value for one or more periods of up to four consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent) and (iii) the amount resulting in an unencumbered asset pool debt yield of 10.5%. In the case of clauses (ii) and (iii) of the preceding sentence, the amount available under the revolving credit facility is adjusted to take into account any other unsecured debt and certain capitalized leases. A material acquisition is an acquisition of properties or assets with a gross purchase price equal to or in excess of 15% of the Operating Partnership's gross asset value (as defined in the Amended and Restated Agreement) as of the end of the most recently ended quarter for which financial statements are publicly available. The capitalization rate used for determining gross asset values for data center properties that are owned or ground leased was reduced to 7.50% from 7.75%.

Amounts outstanding under the Amended and Restated Agreement bear interest at a variable rate equal to, at the Operating Partnership's election, LIBOR or a base rate, plus a spread that will vary depending upon the Company's leverage ratio. For revolving credit loans, the spread ranges from 1.25% to 1.85% for LIBOR loans and 0.25% to 0.85% for base rate loans. For Term Loans A and Term Loans B, the spread ranges from 1.20% to 1.80% for LIBOR loans and 0.20% to 0.80% for base rate loans. These spreads represent a 10 basis point reduction from the spreads in the Company's credit facility prior to the amendment. For Term Loans C, the spread ranges from 1.50% to 1.85% for LIBOR loans and 0.50% to 0.85% for base rate loans.

As of October 18, 2019, the weighted average interest rate for amounts outstanding under the Amended and Restated Agreement was 3.26% for revolving credit loans and 3.34% for term loans.

Upon obtaining an investment grade rating, the Amended and Restated Agreement permits the Operating Partnership to request U.S. dollar revolving loan borrowings with interest rates and terms that are to be set pursuant to competitive bid procedures ("bid loans"); however, the lenders are not required to extend borrowings pursuant to such competitive bid procedures. The sum of all outstanding bid loans may not exceed $350 million (50% of the total U.S. dollar revolving credit commitment). The bid loan sublimit is a part of, and not in addition to, the total revolving credit commitment.

The Amended and Restated Agreement has customary representations and warranties, and the ability to borrow under the facility is subject to ongoing compliance with a number of customary affirmative and negative covenants, including limitations on liens, mergers, consolidations, investments, asset sales and affiliate transactions, as well as financial covenants, including the following:

●	the Operating Partnership's and its subsidiaries' consolidated total unsecured debt plus any capitalized lease obligations with respect to the unencumbered asset pool properties may not exceed 60% of the unencumbered asset pool value (or 65% of the unencumbered asset pool value for one or more periods of up to four consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent);
●	the unencumbered asset pool debt yield cannot be less than 10.5%;
●	a minimum fixed charge coverage ratio (defined as the ratio of consolidated EBITDA, subject to certain adjustments, to consolidated fixed charges) for the prior two most recently-ended calendar quarters of 1.50 to 1.00;
●	a maximum debt to gross asset value (as defined in the Amended and Restated Agreement) ratio of 60% (or 65% for one or more periods of up to four consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent);
●	tangible net worth (as defined in the Amended and Restated Agreement) cannot be less than the sum of $1,686,000,000 plus 75% of the net proceeds from any equity offerings after June 30, 2019;

 The Amended and Restated Agreement includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Amended and Restated Agreement and accelerate payment of all amounts outstanding thereunder.

A copy of the Amended and Restated Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Unsecured Springing Guaranty

In connection with the Amended and Restated Agreement, the Company entered into a Fifth Amended and Restated Unconditional Guaranty of Payment and Performance dated as of October 18, 2019 (the "Amended Unsecured Springing Guaranty"), which amended and restated the Company's Fourth Amended and Restated Unconditional Guaranty of Payment and Performance dated November 30, 2018. The Amended Unsecured Springing Guaranty increased the Company's total potential guaranty amount to $2.20 billion, which is the total commitment under the Amended and Restated Agreement upon the full exercise of the accordion feature.

A copy of the Amended Unsecured Springing Guaranty is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 under the sections "Unsecured Credit Facility" and "Unsecured Springing Guaranty" is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 22, 2019, the Company issued a press release announcing the Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed in this 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1

Seventh Amended and Restated Credit Agreement dated as of October 18, 2019 by and among QualityTech, LP, KeyBank National Association, as agent, the lenders party thereto, KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Regions Capital Markets and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners with respect to the Revolving Credit Loans, Term Loans A and Term Loans B, KeyBanc Capital Markets, Inc., Regions Capital Markets, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC as joint lead arrangers and joint bookrunners with respect to the Term Loans C, and Bank of America, N.A., Regions Bank and TD Securities (USA) LLC, as co-syndication agents.

10.2	Fifth Amended and Restated Unconditional Guaranty of Payment and Performance dated as of October 18, 2019 by QTS Realty Trust, Inc. (to KeyBank National Association).
99.1	Press Release issued by QTS Realty Trust, Inc. on October 22, 2019

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Seventh Amended and Restated Credit Agreement dated as of October 18, 2019 by and among QualityTech, LP, KeyBank National Association, as agent, the lenders party thereto, KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Regions Capital Markets and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners with respect to the Revolving Credit Loans, Term Loans A and Term Loans B, KeyBanc Capital Markets, Inc., Regions Capital Markets, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC as joint lead arrangers and joint bookrunners with respect to the Term Loans C, and Bank of America, N.A., Regions Bank and TD Securities (USA) LLC, as co-syndication agents.

10.2	Fifth Amended and Restated Unconditional Guaranty of Payment and Performance dated as of October 18, 2019 by QTS Realty Trust, Inc. (to KeyBank National Association).
99.1	Press Release issued by QTS Realty Trust, Inc. on October 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

October 22, 2019